Exhibit 99.1

NEWS RELEASE

For Immediate Release

TriZetto Appoints Bob Barbieri as Chief Financial Officer

NEWPORT BEACH, Calif. – July 27, 2007 –The TriZetto Group, Inc. (NASDAQ: TZIX) today announced that Robert G. Barbieri is joining the company as Chief Financial Officer, effective August 13, 2007. Barbieri will lead TriZetto’s accounting, finance and investor relations strategies and activities.

Barbieri joins TriZetto with 29 years of worldwide finance, financial and managerial accounting and business leadership experience in software, advanced materials and chemicals, and service industries for both NASDAQ and NYSE-listed companies. Barbieri was most recently the Chief Financial and Performance Officer of Lawson Software, Inc. Over six years at Lawson, he led all worldwide financial, strategic planning, investor relations, business development and acquisitions, information technology and key operating areas as part of the Office of the CEO leadership team. Before Lawson, Barbieri progressed from corporate controller to chief financial officer at Apogee Enterprises, Inc. He also held a variety of controller, treasury and financial analysis roles at Air Products and Chemicals, Inc., MG Industries, Inc. (a subsidiary of Hoechst Chemicals) and American Standard, Inc.

“Bob’s software and managerial accounting experience, multi-industry background and worldwide operations capabilities will help us drive the next stages of TriZetto’s growth and development,” said Jeff Margolis, TriZetto’s chairman and CEO.

Barbieri (52) will be located in TriZetto’s Newport Beach, California facility. A Certified Management Accountant, he holds a master’s degree in Business Administration and a Bachelor of Science in Business Administration and Accounting from Drexel University.

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Contacts:	Investors and media:
Brad Samson
949-719-2220
brad.samson@trizetto.com